News Release
EXHIBIT 99.1
SM ENERGY REPORTS FIRST QUARTER 2024 RESULTS;
EXCELLENT OPERATIONAL EXECUTION BOOSTS BOTTOM LINE RESULTS
AND SUPPORTS HIGHER PRODUCTION, LOWER CAPITAL GUIDANCE

DENVER, CO May 2, 2024 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the first quarter 2024 and provided certain full year and second quarter 2024 guidance.
Excellent operational execution drove a great start to 2024. First quarter 2024 highlights include:
•Net production was 13.2 MMBoe, or 145.1 MBoe/d, at 44% oil or 63.7 MBbls/d, which exceeded guidance. Higher than expected production was driven largely from South Texas through better performance from new wells and accelerated turn-in-lines due to faster drilling and completion times versus expectations.
•Early year performance and capital efficiencies support increasing full year guidance for net production to 57-60 MMBoe (156-164 MBoe/d) and lowering full year guidance for capital expenditures to $1.14-$1.18 billion.
•The Company entered into an agreement providing it the option to increase its South Texas Austin Chalk acreage position by approximately 8,000 net acres through a drill-to-earn arrangement. The expanded position is located in a high oil/liquids content area.
•Eleven new wells located in the high-liquids area of South Texas are demonstrating noteworthy early results. The peak 30-day initial production rate from one pad having three wells averaged 1,973 Boe/d per well with 46% oil and 70% liquids and from a 3-pad group having eight wells averaged 2,020 Boe/d per well with 49% oil and 77% liquids.
•Net income was $131.2 million, or $1.13 per diluted common share, Adjusted net income(1) was $1.41 per diluted common share, net cash provided by operating activities was $276.0 million and Adjusted EBITDAX(1) was $409.0 million, all of which benefited from strong oil production and higher than expected oil and NGL prices.
•Return of capital to stockholders during the quarter totaled $53.6 million through the repurchase of 712,235 shares of common stock in combination with the Company’s $0.18 per share quarterly dividend paid on February 5, 2024. Since announcing the return of capital program in September 2022, the Company has repurchased approximately 9.0 million shares, or 7% of shares then outstanding, and returned $428.8 million to stockholders, inclusive of dividends and common stock repurchases. Approximately $182.1 million remains available for repurchases under the Company’s stock repurchase program.
•Net cash provided by operating activities of $276.0 million before net change in working capital of $97.7 million totaled $373.7 million(1) and capital expenditures of $332.4 million adjusted for a decrease in capital accruals of $(26.6) million were $305.8 million.(1) The Company completed 27 net wells compared to guidance of approximately 20 net wells.
•Adjusted free cash flow(1) was $67.9 million, up 35% from the first quarter 2023.
•Leverage remained low with the Net debt-to-Adjusted EBITDAX(1) ratio of 0.6 at quarter-end.

•The Company received a Leadership level score of A- from the CDP for Supplier Engagement based on the CDP Climate Change Questionnaire 2023. This places SM Energy among the top 5% of companies in its CDP peer group for best practices to incentivize environmental change through supplier engagement.
President and Chief Executive Officer Herb Vogel comments: “Top-tier assets and excellent operational execution delivered strong financial results and kicked-off another great year. Seventy-nine percent of first quarter Adjusted free cash flow(1) was returned to stockholders while we maintained low leverage of 0.6 times. We are very well positioned to deliver on all of our 2024 objectives to create long term value as we focus on operational execution, successfully work to expand our top tier inventory and continue to prioritize a strong balance sheet.”

NET PRODUCTION BY OPERATING AREA
First Quarter 2024
	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	4,363 / 47.9	1,431 / 15.7	5,795 / 63.7
Natural Gas (MMcf / MMcf/d)	14,475 / 159.1	16,670 / 183.2	31,145 / 342.3
NGLs (MBbl / MBbl/d)	3 / -	2,214 / 24.3	2,217 / 24.4
Total (MBoe / MBoe/d)	6,779 / 74.5	6,423 / 70.6	13,203 / 145.1
Note: Totals may not calculate due to rounding.
•First quarter net production volumes were 13.2 MMBoe (145.1 MBoe/d), and were 44% oil (63.7 MBbls/d). Volumes were 51% from the Midland Basin and 49% from South Texas.
•First quarter net production exceeded expectations due to strong performance and early completion of new wells in South Texas.

REALIZED PRICES BY OPERATING AREA
	First Quarter 2024
	Midland Basin	South Texas	Total (Pre/Post-hedge)(1)
Oil ($/Bbl)	$76.13	$75.94	$76.09 / $76.52
Natural Gas ($/Mcf)	$2.80	$1.64	$2.18 / $2.57
NGLs ($/Bbl)	nm	$22.94	$22.94 / $22.28
Per Boe	$54.99	$29.08	$42.39 / $43.40
Note: Totals may not calculate due to rounding.
•First quarter average realized price before the effect of hedges was $42.39 per Boe, and average realized price after the effect of hedges was $43.40 per Boe.(1)
•First quarter benchmark pricing included NYMEX WTI at $76.96/Bbl, NYMEX Henry Hub natural gas at $2.24/MMBtu and OPIS Composite NGLs at $29.28/Bbl.
•The effect of commodity net derivative settlements for the first quarter was a gain of $1.01 per Boe, or $13.3 million.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying slide deck.

NET INCOME, NET INCOME PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
First quarter 2024 net income was $131.2 million, or $1.13 per diluted common share, compared with net income of $198.6 million, or $1.62 per diluted common share, for the same period in 2023. Production and realized pricing after the effect of net derivative settlements were similar in the year-over-year periods with the primary variance in net income attributable to a non-cash derivative gain in the prior year period compared with a non-cash net derivative loss in the current year period. The current year period also had slightly higher per unit DD&A costs.
First quarter 2024 net cash provided by operating activities of $276.0 million before net change in working capital of $97.7 million totaled $373.7 million(1) compared with net cash provided by operating activities of $331.6 million before net change in working capital of $26.2 million that totaled $357.9 million(1) for the same period in 2023. The $15.8 million, or 4%, increase in the current year period is primarily due to lower cash production costs and net interest, plus a tax refund.
ADJUSTED EBITDAX,(1) ADJUSTED NET INCOME,(1) AND NET DEBT-TO-ADJUSTED EBITDAX(1)
First quarter 2024 Adjusted EBITDAX(1) was $409.0 million, up $7.7 million, or 2%, from $401.4 million for the same period in 2023.
For the first three months of 2024, Adjusted net income(1) was $164.1 million, or $1.41 per diluted common share, compared with an Adjusted net income(1) of $162.2 million, or $1.33 per diluted common share, for the same period in 2023.
At March 31, 2024, Net debt-to-Adjusted EBITDAX(1) was 0.6 times.
FINANCIAL POSITION, LIQUIDITY, CAPITAL EXPENDITURES AND ADJUSTED FREE CASH FLOW(1)
On March 31, 2024, the outstanding principal amount of the Company’s long-term debt was $1.59 billion, with zero drawn on the Company’s senior secured revolving credit facility, and cash and cash equivalents were $506.3 million. Net debt(1) was $1.08 billion. Subsequent to quarter-end, the Company’s borrowing base and commitments under its senior secured revolving credit facility were reaffirmed at $2.50 billion and $1.25 billion, respectively, and combined with the quarter-end cash and cash equivalents balance, provided $1.75 billion in available liquidity.
First quarter 2024 capital expenditures of $332.4 million adjusted for decreased capital accruals of $(26.6) million totaled $305.8 million.(1) Capital activity during the quarter included drilling 29 net wells, of which 12 were in South Texas and 17 were in the Midland Basin, and adding 27 net flowing completions, of which 16 were in South Texas and 11 were in the Midland Basin.
First quarter 2024 cash flow from operations before net change in working capital totaled $373.7 million,(1) and capital expenditures before changes in accruals totaled $305.8 million,(1) delivering Adjusted free cash flow of $67.9 million.(1)
COMMODITY DERIVATIVES
As of April 25, 2024, commodity derivative positions for the second through fourth quarters of 2024 include:
SWAPS:
•Oil: Approximately 5,870 MBbls, or approximately 30% of expected 2Q-4Q 2024 net oil production, is hedged to benchmark prices at an average price of $69.31/Bbl (weighted-average of collar floors and swaps) to $81.91/Bbl (weighted-average of collar ceilings and swaps), excluding basis swaps.

•Natural gas: Approximately 25,050 BBtu, or approximately 25% of expected 2Q-4Q 2024 net natural gas production, is hedged to benchmark prices at an average price of $3.41/MMBtu (weighted-average of collar floors and swaps, excluding basis swaps).
BASIS SWAPS:
•Oil, Midland Basin differential: Approximately 3,660 MBbls of expected 2Q-4Q 2024 net oil production are hedged to the local price point at a positive weighted-average price of $1.21/Bbl basis.
•Gas, WAHA differential: Approximately 15,870 BBtu of expected 2Q-4Q 2024 net natural gas production are hedged to WAHA at a weighted-average price of ($0.93)/MMBtu basis.
•Gas, HSC differential: Approximately 12,490 BBtu of expected 2Q-4Q 2024 net natural gas production are hedged to HSC at a weighted-average price of ($0.35)/MMBtu basis.
A detailed schedule of these and additional derivative positions are provided in the 1Q24 accompanying slide deck.
2024 OPERATING PLAN AND GUIDANCE
The Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculation are inherently unpredictable, such as changes to, and timing of, capital accruals. The inability to project certain components of the calculation would significantly affect the accuracy of a reconciliation.
UPDATED GUIDANCE FULL YEAR 2024:
•Full year guidance for net production is increased 2% at the mid-point to 57-60 MMBoe or 156-164 MBoe/d at ~44% oil.
•Full year guidance for capital expenditures (net of the change in capital accruals),(1) excluding acquisitions, is reduced 2% at the mid-point to $1.14-$1.18 billion.
•Full year guidance for transportation expense per Boe is reduced 9% at the mid-point to $2.10-2.20 per Boe.
•Other line items remain unchanged.
GUIDANCE SECOND QUARTER 2024:
•Capital expenditures (net of the change in capital accruals),(1) excluding acquisitions: approximately $315-$325 million. In the second quarter of 2024, the Company expects to drill approximately 31 net wells, of which 9 are planned for South Texas and 22 are planned for the Midland Basin, and turn-in-line approximately 38 net wells, of which 10 are planned for South Texas and 28 are planned for the Midland Basin.
•Production: Approximately 14.1-14.3 MMBoe or 155-157 MBoe/d, at approximately 44% oil and 60% liquids.

UPCOMING EVENTS
EARNINGS Q&A WEBCAST AND CONFERENCE CALL
May 3, 2024 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the first quarter 2024 financial and operating results Q&A session. This discussion will be accessible via:
•Webcast (available live and for replay) - on the Company’s website at sm-energy.com/investors (replay accessible approximately 1 hour after the live call); or
•Telephone - join the live conference call by registering at http://event.choruscall.com/mediaframe/webcast.html?webcastid=ySnEXvkM. Dial-in for domestic toll free/International is 877-407-6050 / +1 201-689-8022.
CONFERENCE PARTICIPATION
June 4, 2024 - RBCCM 2024 Global Energy, Power and Infrastructure Conference. Chief Financial Officer Wade Pursell will host a breakout session at 12:00 p.m. Mountain time/2:00 p.m. Eastern time and will also meet with investors in one-on-one settings. The event will not be webcast. The Company will post an investor presentation to its website the morning of the event.
June 5 - 6, 2024 - BofA Securities 2024 Energy Credit Conference. Chief Financial Officer Wade Pursell will be meeting with investors in one-on-one settings. The event will not be webcast.
DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “deliver,” “demonstrate,” “establish,” “estimate,” “expects,” “goal,” “generate,” “maintain,” “objectives,” “optimize,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things: projections for the full year and second quarter 2024, including guidance for capital expenditures, production, transportation expense, the number of wells expected to be drilled and completed in each of our operating areas, and the percent of future production to be hedged. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, and such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
FOOTNOTE 1
Indicates a non-GAAP measure or metric. Please refer below to the section “Definitions of non-GAAP Measures and Metrics as Calculated by the Company” in Financials Highlights for additional information.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2024

Condensed Consolidated Balance Sheets
(in thousands, except share data)	March 31,	December 31,
ASSETS	2024	2023
Current assets:
Cash and cash equivalents	$506,252	$616,164
Accounts receivable	241,731	231,165
Derivative assets	33,913	56,442
Prepaid expenses and other	11,149	12,668
Total current assets	793,045	916,439
Property and equipment (successful efforts method):
Proved oil and gas properties	11,756,523	11,477,358
Accumulated depletion, depreciation, and amortization	(6,994,005)	(6,830,253)
Unproved oil and gas properties, net of valuation allowance of $34,934 and $35,362, respectively	335,755	335,620
Wells in progress	380,419	358,080
Other property and equipment, net of accumulated depreciation of $60,606 and $59,669, respectively	34,905	35,615
Total property and equipment, net	5,513,597	5,376,420
Noncurrent assets:
Derivative assets	7,198	8,672
Other noncurrent assets	84,618	78,454
Total noncurrent assets	91,816	87,126
Total assets	$6,398,458	$6,379,985
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$496,361	$611,598
Derivative liabilities	24,108	6,789
Other current liabilities	15,615	15,425
Total current liabilities	536,084	633,812
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	1,576,115	1,575,334
Asset retirement obligations	124,085	118,774
Net deferred tax liabilities	397,296	369,903
Derivative liabilities	1,369	1,273
Other noncurrent liabilities	65,258	65,039
Total noncurrent liabilities	2,164,123	2,130,323
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 115,036,144 and 115,745,393 shares, respectively	1,150	1,157
Additional paid-in capital	1,536,929	1,565,021
Retained earnings	2,162,771	2,052,279
Accumulated other comprehensive loss	(2,599)	(2,607)
Total stockholders’ equity	3,698,251	3,615,850
Total liabilities and stockholders’ equity	$6,398,458	$6,379,985

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2024

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended March 31,
	2024	2023
Operating revenues and other income:
Oil, gas, and NGL production revenue	$559,596	$570,778
Other operating income	274	2,727
Total operating revenues and other income	559,870	573,505
Operating expenses:
Oil, gas, and NGL production expense	137,375	142,348
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	166,188	154,189
Exploration (1)	18,581	18,428
General and administrative (1)	30,178	27,669
Net derivative (gain) loss (2)	28,145	(51,329)
Other operating expense, net	1,008	10,153
Total operating expenses	381,475	301,458
Income from operations	178,395	272,047
Interest expense	(21,873)	(22,459)
Interest income	6,770	4,702
Other non-operating expense	(24)	(232)
Income before income taxes	163,268	254,058
Income tax expense	(32,069)	(55,506)
Net income	$131,199	$198,552

Basic weighted-average common shares outstanding	115,642	121,671
Diluted weighted-average common shares outstanding	116,456	122,294
Basic net income per common share	$1.13	$1.63
Diluted net income per common share	$1.13	$1.62
Net dividends declared per common share	$0.18	$0.15

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,125	$951
General and administrative expense	3,893	3,367
Total non-cash stock-based compensation	$5,018	$4,318

(2) The net derivative (gain) loss line item consists of the following:
Net derivative settlement gain	$(13,274)	$(5,076)
Net (gain) loss on fair value changes	41,419	(46,253)
Total net derivative (gain) loss	$28,145	$(51,329)

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2024

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2023	115,745,393	$1,157	$1,565,021	$2,052,279	$(2,607)	$3,615,850
Net income	—	—	—	131,199	—	131,199
Other comprehensive income	—	—	—	—	8	8
Net cash dividends declared, $0.18 per share	—	—	—	(20,707)	—	(20,707)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	1,147	—	(22)	—	—	(22)
Stock-based compensation expense	1,839	—	5,018	—	—	5,018
Purchase of shares under Stock Repurchase Program	(712,235)	(7)	(33,088)	—	—	(33,095)
Balances, March 31, 2024	115,036,144	$1,150	$1,536,929	$2,162,771	$(2,599)	$3,698,251

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2022	121,931,676	$1,219	$1,779,703	$1,308,558	$(4,022)	$3,085,458
Net income	—	—	—	198,552	—	198,552
Other comprehensive income	—	—	—	—	13	13
Net cash dividends declared, $0.15 per share	—	—	—	(18,078)	—	(18,078)
Stock-based compensation expense	—	—	4,318	—	—	4,318
Purchase of shares under Stock Repurchase Program	(1,413,758)	(14)	(40,454)	—	—	(40,468)
Balances, March 31, 2023	120,517,918	$1,205	$1,743,567	$1,489,032	$(4,009)	$3,229,795

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2024

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$131,199	$198,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	166,188	154,189
Stock-based compensation expense	5,018	4,318
Net derivative (gain) loss	28,145	(51,329)
Net derivative settlement gain	13,274	5,076
Amortization of deferred financing costs	1,371	1,371
Deferred income taxes	27,391	49,968
Other, net	1,102	(4,295)
Net change in working capital	(97,688)	(26,216)
Net cash provided by operating activities	276,000	331,634

Cash flows from investing activities:
Capital expenditures	(332,365)	(240,712)
Other, net	77	307
Net cash used in investing activities	(332,288)	(240,405)

Cash flows from financing activities:
Repurchase of common stock	(32,768)	(40,068)
Dividends paid	(20,834)	(18,290)
Net share settlement from issuance of stock awards	(22)	—
Net cash used in financing activities	(53,624)	(58,358)

Net change in cash, cash equivalents, and restricted cash	(109,912)	32,871
Cash, cash equivalents, and restricted cash at beginning of period	616,164	444,998
Cash, cash equivalents, and restricted cash at end of period	$506,252	$477,869

Supplemental schedule of additional cash flow information:
Operating activities:
Cash paid for interest, net of capitalized interest	$(32,986)	$(33,882)
Net cash refunded (paid) for income taxes	$3,292	$(50)
Investing activities:
Changes in capital expenditure accruals	$(26,569)	$66,873

DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measure is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company believes provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s first quarter 2024 Form 10-Q and the most recent Annual Report on Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before changes in accruals. The Company uses this measure as representative of the cash from operations, in excess of capital expenditures that provides liquidity to fund discretionary obligations such as debt reduction, returning cash to stockholders or expanding the business.
Adjusted net income and Adjusted net income per diluted common share: Adjusted net income and Adjusted net income per diluted common share excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Net debt: Net debt is calculated as the total principal amount of outstanding senior notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period (also referred to as leverage ratio). A variation of this calculation is a financial covenant under the Company’s Credit Agreement. The Company and the investment community may use this metric in understanding the Company’s ability to service its debt and identify trends in its leverage position. The Company reconciles the two non-GAAP measure components of this calculation.
Post-hedge: Post-hedge is calculated as the average realized price after the effects of commodity net derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of commodity net derivative settlements on average realized price.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2024

Production Data
	For the Three Months Ended			Percent Change Between
	March 31,	December 31,	March 31,	1Q24 & 4Q23	1Q24 & 1Q23
	2024	2023	2023
Realized sales price (before the effect of net derivative settlements):
Oil (per Bbl)	$76.09	$77.41	$74.31	(2)%	2%
Gas (per Mcf)	$2.18	$2.47	$2.91	(12)%	(25)%
NGLs (per Bbl)	$22.94	$21.92	$26.24	5%	(13)%
Equivalent (per Boe)	$42.39	$42.99	$43.31	(1)%	(2)%
Realized sales price (including the effect of net derivative settlements):
Oil (per Bbl)	$76.52	$76.31	$73.21	—%	5%
Gas (per Mcf)	$2.57	$2.81	$3.26	(9)%	(21)%
NGLs (per Bbl)	$22.28	$22.57	$26.24	(1)%	(15)%
Equivalent (per Boe)	$43.40	$43.45	$43.70	—%	(1)%
Net production volumes: (1)
Oil (MMBbl)	5.8	6.1	5.7	(5)%	2%
Gas (Bcf)	31.1	33.5	32.2	(7)%	(3)%
NGLs (MMBbl)	2.2	2.5	2.1	(10)%	3%
Equivalent (MMBoe)	13.2	14.1	13.2	(6)%	—%
Average net daily production: (1)
Oil (MBbl per day)	63.7	66.0	62.9	(4)%	1%
Gas (MMcf per day)	342.3	364.1	358.1	(6)%	(4)%
NGLs (MBbl per day)	24.4	26.7	23.8	(9)%	2%
Equivalent (MBoe per day)	145.1	153.5	146.4	(5)%	(1)%
Per Boe data:
Lease operating expense	$5.54	$5.31	$5.16	4%	7%
Transportation costs	$2.07	$2.08	$2.81	—%	(26)%
Production taxes	$1.90	$1.97	$2.02	(4)%	(6)%
Ad valorem tax expense	$0.89	$0.37	$0.81	141%	10%
General and administrative (2)	$2.29	$2.60	$2.10	(12)%	9%
Net derivative settlement gain	$1.01	$0.46	$0.39	120%	159%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$12.59	$13.39	$11.70	(6)%	8%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.29, $0.33, and $0.26 for the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2024

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended March 31,		For the Trailing Twelve Months Ended March 31,
	2024	2023	2024
Net income (GAAP)	$131,199	$198,552	$750,527
Interest expense	21,873	22,459	91,044
Interest income	(6,770)	(4,702)	(21,922)
Income tax expense	32,069	55,506	72,885
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	166,188	154,189	702,480
Exploration (2)	17,456	17,477	55,312
Stock-based compensation expense	5,018	4,318	20,950
Net derivative (gain) loss	28,145	(51,329)	11,320
Net derivative settlement gain	13,274	5,076	35,119
Other, net	597	(152)	2,246
Adjusted EBITDAX (non-GAAP)	$409,049	$401,394	$1,719,961
Interest expense	(21,873)	(22,459)	(91,044)
Interest income	6,770	4,702	21,922
Income tax expense	(32,069)	(55,506)	(72,885)
Exploration (2)(3)	(9,539)	(8,181)	(47,825)
Amortization of deferred financing costs	1,371	1,371	5,486
Deferred income taxes	27,391	49,968	65,679
Other, net	(7,412)	(13,439)	(6,511)
Net change in working capital	(97,688)	(26,216)	(76,023)
Net cash provided by operating activities (GAAP)	$276,000	$331,634	$1,518,760

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(3) For the periods presented, amounts exclude certain capital expenditures related to unsuccessful exploration activity.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2024

Reconciliation of Net Income to Adjusted Net Income (1)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2024	2023
Net income (GAAP)	$131,199	$198,552
Net derivative (gain) loss	28,145	(51,329)
Net derivative settlement gain	13,274	5,076
Other, net	597	(152)
Tax effect of adjustments (2)	(9,117)	10,070
Adjusted net income (non-GAAP)	$164,098	$162,217

Diluted net income per common share (GAAP)	$1.13	$1.62
Net derivative (gain) loss	0.24	(0.42)
Net derivative settlement gain	0.11	0.04
Other, net	0.01	0.01
Tax effect of adjustments (2)	(0.08)	0.08
Adjusted net income per diluted common share (non-GAAP)	$1.41	$1.33

Basic weighted-average common shares outstanding	115,642	121,671
Diluted weighted-average common shares outstanding	116,456	122,294

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) The tax effect of adjustments for each of the three months ended March 31, 2024, and 2023, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

Reconciliation of Total Principal Amount of Debt to Net Debt (1)
(in thousands)
As of March 31, 2024
Principal amount of Senior Notes (2)	$1,585,144
Revolving credit facility (2)	—
Total principal amount of debt (GAAP)	1,585,144
Less: Cash and cash equivalents	506,252
Net Debt (non-GAAP)	$1,078,892

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-Term Debt in Part I, Item I of the Company's Form 10-Q as of March 31, 2024.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2024

Adjusted Free Cash Flow (1)
(in thousands)
	For the Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities (GAAP)	$276,000	$331,634
Net change in working capital	97,688	26,216
Cash flow from operations before net change in working capital (non-GAAP)	373,688	357,850

Capital expenditures (GAAP)	332,365	240,712
Changes in capital expenditure accruals	(26,569)	66,873
Capital expenditures before changes in accruals (non-GAAP)	305,796	307,585

Adjusted free cash flow (non-GAAP)	$67,892	$50,265

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.